Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeffrey Noddle, David L. Boehnen, Burt M. Fealing and Rachel V. Friedenberg, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the registration of 300,000 shares of Common Stock, par value $1.00 per share of SUPERVALU INC. under the SUPERVALU INC. 1997 Stock Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with such state commissions and other agencies as necessary, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of December 6, 2007, by the following persons:

Signature	Title

/s/ Jeffrey Noddle	Chairman of the Board, Chief Executive Officer and Director (principal executive officer)
Jeffrey Noddle

/s/ Pamela K. Knous	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)
Pamela K. Knous

/s/ A. Gary Ames	Director
A. Gary Ames

/s/ Irwin Cohen	Director
Irwin Cohen

/s/ Ronald E. Daly	Director
Ronald E. Daly

/s/ Lawrence A. Del Santo	Director
Lawrence A. Del Santo

/s/ Susan E. Engel	Director
Susan E. Engel

/s/ Philip L. Francis	Director
Philip L. Francis

/s/ Edwin C. Gage	Director
Edwin C. Gage

/s/ Garnett L. Keith, Jr.	Director
Garnett L. Keith, Jr.

/s/ Charles M. Lillis	Director
Charles M. Lillis

/s/ Marissa T. Peterson	Director
Marissa T. Peterson

/s/ Steven S. Rogers	Director
Steven S. Rogers

/s/ Wayne C. Sales	Director
Wayne C. Sales

/s/ Kathi P. Seifert	Director
Kathi P. Seifert